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                                                                   EXHIBIT 16(d)

        Basic Value Fund - Class D
           10/21/94 - 06/30/95
                                                Since           Since
                                              Inception       Inception
                                            Average Annual      Total
                                             Total Return      Return*
                                            --------------    ---------

Initial Investment                            $1,000.00       $1,000.00

Divided by Initial Maximum Offering Price         24.47
                                              ---------
Divided by Net Asset Value                                        23.19
                                                              ---------
Equals Shares Purchased                          40.858          43.122

Plus Shares Acquired through
  Dividend Reinvestment                           0.840           0.887
                                              ---------       ---------

Equals Shares Held at 06/30/95                   41.698          44.009

Multiplied by Net Asset Value at 06/30/95         26.41           26.41
                                              ---------       ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 06/30/95           1,101.25        1,162.27

Divided by $1,000 (P)                            1.1013          1.1623

Subtract 1                                       0.1013          0.1623


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)      10.13%
                                              =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                           16.23%
                                                              ==========

ERV divided by P                                 1.1013

Raise to the power of                            1.4484

Equals                                           1.1499

Subtract 1                                       0.1499

Expressed as a percentage equals the
  Average Annualized Total Return                14.99%
                                              =========


*Does not include sales charge for the period.